Exhibit 99.1

RLJ ENTERTAINMENT REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

Digital Channels Subscribers Increased over 44% Year-Over-Year

Net Revenue Increased 34% Year-Over-Year with Growth Across All Segments

Gross Profit Increased 85% Year-Over-Year; Gross Margin Increased 13 Percentage Points Year-Over-Year

Fourth Consecutive Quarter of Revenue and Gross Profit Growth Year-Over-Year

Q4 Net Loss of $6.5M; Adjusted EBITDA Grew Significantly Year-Over-Year to $1.5M

SILVER SPRING, MD – May 10, 2018 – RLJ Entertainment, Inc. (“RLJ Entertainment,” “RLJE” or “the Company”) (NASDAQ: RLJE), today announced financial results for the quarter ended March 31, 2018.

First Quarter 2018 Highlights

•

Digital Channels paying subscribers increased 44.2% from the first quarter of 2017 to over 750,000. Digital Channels segment revenues increased 45.4% to $8.7 million from $6.0 million in first quarter 2017.

•

Total net revenue increased 33.8% year-over-year to $18.6 million, primarily driven by the increase in Digital Channels revenue. Wholesale Distribution segment revenue also increased 24.9% year-over-year.

•

Gross profit increased 84.6% year-over-year to $8.8 million and gross margin of 47.4% expanded 13 percentage points from 34.3% last year. These profit improvements were driven by growth in Digital Channels revenue as well as revenue growth and gross margin expansion in Wholesale Distribution.

•	Equity earnings from Agatha Christie Limited (ACL) increased 42.3% year-over-year to $0.8 million driven by ACL’s film and publishing business segments.
•

Net loss was $6.5 million compared to $6.1 million in first quarter 2017, of which $3.0 million and $2.9 million, respectively, was attributable to non-cash warrant expense driven by the appreciation of the RLJE stock price.

•

Adjusted EBITDA increased substantially to $1.5 million from $0.1 million in the first quarter of 2017 primarily due to growth of (i) higher-margin Digital Channels revenue and (ii) Wholesale Distribution segment revenue and gross margin.

Robert L. Johnson, Chairman of RLJ Entertainment, stated, “As viewership continues to grow across the OTT landscape, brand differentiation becomes increasingly important. Our uniquely positioned channels offer compelling and exclusive programming that are driving sustained subscriber growth, enhancing our brand in the market and ultimately delivering incremental value to all stakeholders.”

Miguel Penella, Chief Executive Officer of RLJ Entertainment, stated, “2018 is off to a terrific start. Our increased investments in unique and original content, expanded consumer awareness and broader distribution resulted in a strong first quarter. Our Digital Channel subscribers surpassed three quarters of a million.  In our Wholesale Distribution segment, digital sales led the growth as we continue to transform the business from physical to digital.  Our IP licensing segment continued to benefit from Agatha Christie’s film and publishing performance.  With continued investments in Digital Channels’ compelling programming, powerful marketing, and distribution expansion, every quarter brings us closer to our 1 million subscriber target.  As announced previously, Nazir Rostom, our CFO, is leaving on May 11, 2018.  The Board joins me in thanking him for his tremendous accomplishments and contributions to RLJE over the past two years. We wish him the very best in his career.”

Nazir Rostom, Chief Financial Officer of RLJ Entertainment, commented, “We delivered another solid quarter of growth and margin expansion across all our segments. We are executing our strategy of growing our Digital Channel subscriptions and expanding our gross profit, which is positioning us for another great year.”

Conference Call Information

RLJE will hold a conference call today at 11:30 a.m. ET to discuss these results.  To participate in the live conference call, +1.844.348.1685 (+1.213.358.0890 outside the U.S. and Canada) and providing the conference ID number 8587108, or listen via webcast at www.RLJEntertainment.com/events/.  The webcast will be archived in the investors section of RLJE's website.

About RLJ Entertainment, Inc.

RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premium digital channel company serving distinct audiences primarily through its popular OTT branded channels, Acorn TV (British TV) and UMC (Urban Movie Channel), which have rapidly grown through development, acquisition, and distribution of its exclusive rights to a large library of international and British dramas, independent feature films and urban content. RLJE’s titles are also distributed in multiple formats including broadcast and pay television, theatrical and non-theatrical, DVD, Blu-ray, and a variety of digital distribution models (including EST, VOD, SVOD and AVOD) in North America, the United Kingdom, and Australia. Additionally, through Acorn Media Enterprises, its UK development arm, RLJE co-produces and develops new programs and owns 64% of Agatha Christie Limited. For more information, please visit RLJEntertainment.com, Acorn.tv, and UMC.tv.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding goals, industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future results and condition.  In some cases, forward-looking statements may be identified by words such as “will,” “should,” “could,” “may,” “might,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “believe,” “estimate,” “continue,” “future,” “intend,” “project” or similar words.

Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.  Factors that might cause such differences include, but are not limited to:

•

Our financial performance, including our ability to achieve improved results from operations and improved earnings before income tax, depreciation and amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, restructuring costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate (or Adjusted EBITDA);

•	Our expectation that subscribers, revenues and financial performance of our digital channels will continue to grow and have a positive effect on our liquidity, cash flows and operating results;
•	The effects of limited cash liquidity on operational performance;
•	Our obligations under the credit agreement;
•	Our ability to satisfy financial ratios;
•	Our ability to generate sufficient cash flows from operating activities;
•	Our ability to fund planned capital expenditures and development efforts;
•	Our inability to gauge and predict the commercial success of our programming;
•

Our ability to maintain relationships with customers, employees and suppliers, including our ability to enter into revised payment plans, when necessary, with our vendors that are acceptable to all parties;

•	Our ability to realize anticipated synergies and other efficiencies in connection with the AMC transaction;
•	Delays in the release of new titles or other content;
•	The effects of disruptions in our supply chain;
•	The loss of key personnel; or

•	Our public securities’ limited liquidity and trading.

You should carefully consider and evaluate all of the information in this press release, including the risk factors listed above and in our Form 10-K filed with the Securities Exchange Commission (or SEC), including “Item 1A.  Risk Factors.”  If any of these risks occur, our business, results of operations, and financial condition could be harmed, the price of our common stock could decline and you may lose all or part of your investment, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this press release.  Unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any such forward-looking statements that may reflect events or circumstances occurring after the date of this press release.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:
Traci Otey Blunt, 301-830-6204
RLJ Entertainment, Inc.
tblunt@rljentertainment.com

Investor Contact:
Jody Burfening/Carolyn Capaccio, 212-838-3777

LHA

ir@rljentertainment.com

# # #

RLJ ENTERTAINMENT, INC.

Consolidated Balance Sheets

(Unaudited)

As of March 31, 2018 and December 31, 2017

	March 31,	December 31,
(In thousands, except share data)	2018	2017
ASSETS
Cash	$4,230	$6,215
Accounts receivable, net	16,243	24,926
Inventories, net	4,307	4,448
Investments in content, net	76,553	70,483
Prepaid expenses and other assets	996	1,197
Property, equipment and improvements, net	1,106	1,185
Equity investment in affiliate	22,728	21,589
Other intangible assets, net	7,486	7,752
Goodwill	14,113	13,985
Total assets	$147,762	$151,780
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities	$11,719	$16,707
Accrued royalties and distribution fees	48,500	47,414
Deferred revenue	3,303	2,859
Debt, net of discounts and debt issuance costs	53,702	52,639
Deferred tax liability	3,043	2,933
Stock warrant and other derivative liabilities	16,652	13,685
Total liabilities	136,919	136,237
Commitments and contingencies (see Note 14)
Shareholders' Equity
Redeemable convertible preferred stock, $0.001 par value, 1,000,000 shares authorized; 31,046 shares issued; 15,198 shares outstanding at March 31, 2018 and December 31, 2017; liquidation preference of $17,989 at March 31, 2018 and $17,997 at December 31, 2017	19,398	19,563
Common stock, $0.001 par value, 250,000,000 shares authorized, 14,564,678 shares issued and outstanding at March 31, 2018; and 14,071,423 shares issued and outstanding at December 31, 2017	15	14
Additional paid-in capital	134,171	132,422
Accumulated deficit	(140,786)	(133,514)
Accumulated other comprehensive loss	(1,955)	(2,942)
Total shareholders' equity	10,843	15,543
Total liabilities and shareholders' equity	$147,762	$151,780

RLJ ENTERTAINMENT, INC.

Consolidated Statements of Operations

(Unaudited)

Three Months Ended March 31, 2018 and 2017

	Three Months Ended March 31,
(In thousands, except share data)	2018	2017
Revenues	$18,582	$13,887
Cost of sales
Content amortization and royalties	6,696	6,068
Manufacturing and fulfillment	3,086	3,052
Total cost of sales	9,782	9,120
Gross profit	8,800	4,767

Selling expenses	4,265	2,284
General and administrative expenses	5,311	4,523
Depreciation and amortization	885	873
Total operating expenses	10,461	7,680
LOSS FROM OPERATIONS	(1,661)	(2,913)

Equity earnings of affiliate	784	551
Interest expense, net	(2,291)	(1,886)
Change in fair value of stock warrants and other derivatives	(2,967)	(2,892)
Gain on extinguishment of debt	—	895
Other (expense) income, net	(177)	284
LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(6,312)	(5,961)
Provision for income taxes	(213)	(161)
NET LOSS	(6,525)	(6,122)
Accretion on preferred stock	(193)	(377)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,718)	$(6,499)
Net loss per common share attributable to common shareholders:
Basic and diluted net loss per common share attributable to common shareholders	$(0.46)	$(1.26)

Weighted average shares outstanding:
Basic and diluted	14,467	5,164

RLJ ENTERTAINMENT, INC.

UNAUDITED Adjusted EBITDA

Three Months Ended March 31, 2018 and 2017

We define “Adjusted EBITDA” as earnings before income tax, depreciation, amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, restructuring costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate.  Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material non-cash items that allows investors to analyze the operating performance of the business using the same metric management uses.  The exclusion of non-cash items better reflects our ability to make investments in the business and meet obligations.  Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance.  Management uses this measure to assess operating results and performance of our business, perform analytical comparisons, identify strategies to improve performance and allocate resources to our business segments. While management considers Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with U.S. GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure, as presented, may not be comparable to similarly-titled measures presented by other companies.

The following table includes the reconciliation of our consolidated U.S. GAAP net loss to our consolidated Adjusted EBITDA:

	Three Months Ended March 31,
(In thousands)	2018	2017
Net loss	$(6,525)	$(6,122)
Interest expense	2,291	1,886
Provision for income tax	213	161
Depreciation and amortization	885	873
Basis-difference amortization in equity earnings of affiliate	125	111
Change in fair value of stock warrants and other derivatives	2,967	2,892
Stock-based compensation	689	154
Restructuring	224	(615)
Foreign currency exchange gain on intercompany accounts	7	(283)
Non-cash royalty expense	596	1,040
Adjusted EBITDA	$1,472	$97